Exhibit 99.1

10 Cabot Place, Stoughton, MA 02072

News Release

For Immediate Release April 23, 2019	For More Information, Contact: Michael K. Devlin, Executive Vice President and Chief Financial Officer (617-925-1961) mdevlin@envisionbank.com

RANDOLPH BANCORP, INC. ANNOUNCES FIRST QUARTER 2019 FINANCIAL RESULTS

STOUGHTON, Massachusetts, April 23, 2019 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced a net loss of $51,000, or $0.01 per share, for the first quarter of 2019 compared to a net loss of $707,000, or $0.13 per share, for the first quarter of 2018.

James P. McDonough, President and Chief Executive Officer, stated, “Because of the typical slowdown in homebuying during the winter months in New England, our mortgage banking business generally experiences its lowest loan origination volume of the year during the first quarter.  However, the actions taken in the fourth quarter of 2018 to expand our loan origination capabilities and to consolidate mortgage banking operations had a significant impact in the improvement in our first quarter revenues and operating results compared to the prior year period. Overall, our residential mortgage loan production increased 40% compared to the first quarter of last year and our pipeline of interest rate lock agreements with customers increased threefold at March 31, 2019 compared to March 31, 2018. With the drop in mortgage rates, we are optimistic that the recent surge in loan applications will be sustained throughout the upcoming Spring homebuying season.”

“We are also encouraged by the steady improvement in operating results in our community banking business,” Mr. McDonough added. “The leveraging of our capital through loan growth has resulted in steady improvement in our net interest income which increased approximately 10% in the first quarter of 2019 compared to the prior year period. As we continue to focus on this aspect of our business, we are pleased to announce the addition of Nancy Curry as our new Senior Vice President of Commercial Lending. Nancy joins us from Blue Hills Bank, where she had led their commercial real estate lending team.”

First Quarter Operating Results

Net interest income increased by $396,000, or 9.9%, to $4.4 million for the three months ended March 31, 2019 compared to the same period in the prior year. This increase was due to an increase in average interest-earning assets between periods of $76.7 million, or 15.4%, as the Company continued to leverage the capital raised in its 2016 initial public offering.  The net interest margin decreased in the first quarter of 2019 to 3.04% from 3.20% in the first quarter of 2018 due primarily to the increased utilization of Federal Home Loan Bank of Boston (“FHLBB”) advances and brokered deposits to fund asset growth, combined with a flattening yield curve.

The Bank recognized no provision for loan losses for the three months ended March 31, 2019 compared to $95,000 for the three months ended March 31, 2018. Classified and nonaccrual loan balances were stable during the quarter. The provision during the first quarter of 2018 primarily reflected portfolio growth in the residential and commercial real estate loan portfolios. The allowance for loan losses was 0.88% of total loans at March 31, 2019 and 0.91% at December 31, 2018, and was 150.3% of non-performing loans at March 31, 2019 compared to 121.1% at December 31, 2018. The increase in the allowance as a percentage of non-performing loans was due to a reduction of $815,000 in non-performing loans during the first quarter.

Non-interest income increased $1.0 million, or 41.7%, to $3.4 million for the three months ended March 31, 2019 from $2.4 million for the three months ended March 31, 2018. This increase was primarily due to our mortgage banking business as the net gain on loan origination and sale activities increased $1.0 million, or 67.3%, to $2.6 million. Loan production capacity has significantly increased over the past year with the addition of new originators and expansion into Central and Western Massachusetts, as well the MetroWest region of the Boston market. In addition, the decrease in mortgage rates occurring during the first quarter of 2019 favorably impacted loan refinancing activity. Together, these factors resulted in a 40% increase in closed loan production and a threefold increase in outstanding interest rate locks with customers.

Non-interest expenses increased $880,000, or 12.6%, from $7.0 million for the three months ended March 31, 2018 to $7.9 million for the three months ended March 31, 2019. This increase was entirely attributable to salaries and employee benefits which increased $976,000 due primarily to: 1) increased commissions of $374,000; 2) transition payments to new loan originators of $300,000, and 3) higher employment related taxes of $160,000. The number of full-time equivalent  employees increased by 16 from 180 at March 31, 2018 to 196 at March 31, 2019. This increase was entirely due to an increase in loan originators.

Other areas of non-interest expense decreased, in the aggregate, $96,000 between periods largely caused by a reduction of $114,000 in marketing spending due to prior year costs associated with the re-branding to Envision Bank.

The Company has a net operating loss carryforward (“NOL”) of $13.6 million. Since 2014, the NOL as well as other deferred tax assets have been subject to a full valuation allowance, which totaled $3.2 million at March 31, 2019.  We evaluate this position on a quarterly basis. Based on recent operating results, we concluded that the valuation allowance should be maintained at March 31, 2019.

Balance Sheet

Total assets were unchanged at $614.3 million at March 31, 2019 as compared to December 31, 2018. An increase in loans held for sale of $3.4 million during the first quarter of 2019 was largely offset by decreases in net loans ($2.7 million) and securities available for sale ($367,000).

The decrease in net loans during the three months ended March 31, 2019 occurred principally as a result of decreases in commercial and industrial loans ($1.2 million) and consumer loans ($1.4 million). These loans are originated by other lenders with the Bank either purchasing or participating in the loan. Loan purchases were limited to less than $1.0 million during the first quarter of 2019 as the Bank expects loan growth during 2019 to be primarily in its internally generated real estate secured loans.

Deposits increased $6.7 million, or 1.5%, to $443.8 million at March 31, 2019 from $437.1 million at December 31, 2018. During this period brokered deposits decreased $224,000.  Deposit growth was primarily used to repay FHLBB advances which decreased $5.4 million during the first quarter of 2019. Brokered deposits and FHLBB advances make up the Bank’s wholesale funding which the Bank targets to limit to 25% of total assets. At March 31, 2019, wholesale funding amounted to $144.0 million, or 23.4% of total assets.

Total stockholders’ equity increased $434,000 to $78.4 million at March 31, 2019 compared to $78.0 million at December 31, 2018. This increase was due to an increase of $640,000 in the fair value of available-for-sale securities and equity adjustments of $263,000 related to the stock benefit plan and employee stock ownership plan, partially offset by stock repurchases of $428,000 and the net loss of $51,000. The increase in the fair value of available-for-sale securities was due to a decrease in longer-term interest rates during the quarter. The Company’s tier one capital to average assets was 13.22% at March 31, 2019 compared to 14.08% at December 31, 2018. Envision Bank exceeded all regulatory capital requirements at March 31, 2019.

877-963-2100 • www.envisionbank.com                                                                               Member FDIC • Member DIF

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Stoughton, Massachusetts, eight loan production offices located throughout Massachusetts and one loan production office in Southern New Hampshire.

Randolph Bancorp, Inc. is the sole member of Envision Bank Foundation, Inc. (the “Foundation”), a nonprofit corporation organized in 2016 to financially support community projects that improve the quality of life in markets served by Envision Bank. Since 2016, the Foundation has funded projects focused on support of military veterans and education. At March 31, 2019, the Foundation had total assets of $3.0 million.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, non-interest income to total income and the efficiency ratio, and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

877-963-2100 • www.envisionbank.com                                                                               Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2019	2018

Assets
Cash and due from banks	$3,774	$3,451
Interest-bearing deposits	2,494	3,667
Total cash and cash equivalents	6,268	7,118

Certificates of deposit	2,205	2,205
Securities available for sale, at fair value	50,189	50,556
Loans held for sale, at fair value	41,858	38,474
Loans, net of allowance for loan losses of $4,282 in 2019 and $4,437 in 2018	481,173	483,846
Federal Home Loan Bank of Boston stock, at cost	3,650	4,700
Accrued interest receivable	1,526	1,504
Mortgage servicing rights	8,140	7,786
Premises and equipment, net	6,307	6,368
Bank-owned life insurance	8,301	8,256
Foreclosed real estate	76	65
Other assets	4,655	3,462

Total assets	$614,348	$614,340

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$67,284	$64,229
Interest bearing	316,182	312,321
Brokered	60,355	60,580
Total deposits	443,821	437,130

Federal Home Loan Bank of Boston advances	83,642	89,036
Mortgagors' escrow accounts	1,992	2,129
Post-employment benefit obligations	2,416	2,551
Other liabilities	4,082	5,533
Total liabilities	535,953	536,379

Stockholders' Equity:
Common stock	59	60
Additional paid-in capital	55,419	55,608
Retained earnings	28,278	28,329
ESOP-Unearned compensation	(4,085)	(4,132)
Accumulated other comprehensive loss, net of tax	(1,276)	(1,904)
Total stockholders' equity	78,395	77,961

Total liabilities and stockholders' equity	$614,348	$614,340

877-963-2100 • www.envisionbank.com                                                                               Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Interest and dividend income:
Loans	$5,588	$4,295
Other interest and dividend income	428	432
Total interest and dividend income	6,016	4,727

Interest expense	1,638	745

Net interest income	4,378	3,982
Provision for loan losses	-	95

Net interest income after provision for loan losses	4,378	3,887

Non-interest income:
Customer service fees	329	301
Gain on loan origination and sale activities, net	2,588	1,547
Mortgage servicing fees, net	319	334
Other	177	226
Total non-interest income	3,413	2,408

Non-interest expenses:
Salaries and employee benefits	5,412	4,436
Occupancy and equipment	656	699
Professional fees	268	252
Marketing	189	303
Other non-interest expenses	1,353	1,308
Total non-interest expenses	7,878	6,998

Loss before income taxes	(87)	(703)
Income tax provision (benefit)	(36)	4

Net loss	$(51)	$(707)

Loss per share (basic and diluted)	$(0.01)	$(0.13)

Weighted average shares outstanding	5,478,544	5,603,886

877-963-2100 • www.envisionbank.com                                                                               Member FDIC • Member DIF

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	Average Balance and Yields
	For the Three Months Ended March 31,
	2019			2018
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$516,454	$5,588	4.33%	$430,078	$4,295	3.99%
Investment securities(2) (3)	55,156	404	2.93%	61,522	421	2.74%
Interest-earning deposits	4,550	28	2.46%	7,885	29	1.47%
Total interest-earning assets	576,160	6,020	4.18%	499,485	4,745	3.80%
Noninterest-earning assets	25,150			29,336
Total assets	$601,310			$528,821
Interest-bearing liabilities:
Savings accounts	101,976	82	0.32%	104,140	41	0.16%
NOW accounts	40,571	48	0.47%	44,219	54	0.49%
Money market accounts	71,407	228	1.28%	67,714	115	0.68%
Term certificates	163,668	802	1.96%	100,146	270	1.08%
Total interest-bearing deposits	377,622	1,160	1.23%	316,219	480	0.61%
FHLB advances	76,153	478	2.51%	66,458	265	1.59%
Total interest-bearing liabilities	453,775	1,638	1.44%	382,677	745	0.78%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	61,748			59,094
Other noninterest-bearing liabilities	7,632			5,758
Total liabilities	523,155			447,529
Total equity	78,155			81,292
Total liabilities and equity	$601,310			$528,821
Net interest income		$4,382			$4,000
Interest rate spread(4)			2.74%			3.02%
Net interest-earning assets(5)	$122,385			$116,808
Net interest margin(6)			3.04%			3.20%

Ratio of interest-earning assets to interest-bearing liabilities	126.97%			130.52%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $4,000 and $18,000 for the three months ended March 31, 2019 and 2018, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                               Member FDIC • Member DIF

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	3 Months Ended
	March 31, 2019 v. 2018
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$913	$380	$1,293
Investment securities	(45)	28	(17)
Interest-earning deposits	(15)	14	(1)
Total interest-earning assets	853	422	1,275
Interest-bearing liabilities:
Savings accounts	(1)	42	41
NOW accounts	(4)	(2)	(6)
Money market accounts	7	106	113
Term certificates	232	300	532
Total interest-bearing deposits	234	446	680
FHLBB advances	43	170	213
Total interest-bearing liabilities	277	616	893

Change in net interest income	576	(194)	382

877-963-2100 • www.envisionbank.com                                                                               Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	March 31, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,181	$197	$4,378
Provision for loan losses	-	-	-

Net interest income after provision for loan losses	4,181	197	4,378

Non-interest income:
Customer service fees	329	-	329
Gain on loan origination and sale activities, net (1)	-	2,744	2,744
Mortgage servicing fees, net	(88)	407	319
Other	125	52	177
Total non-interest income	366	3,203	3,569

Non-interest expenses:
Salaries and employee benefits	1,539	3,873	5,412
Occupancy and equipment	400	256	656
Other non-interest expenses	954	856	1,810
Total non-interest expenses	2,893	4,985	7,878

Income (loss) before income taxes and elimination of inter-segment profit	$1,654	$(1,585)	69

Elimination of inter-segment profit			(156)
Loss before income taxes			(87)

Income tax benefit			(36)
Net loss			$(51)

Total Assets March 31, 2019	$528,956	$85,392	$614,348

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                               Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	March 31, 2018
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$3,740	$242	$3,982
Provision for loan losses	95	-	95

Net interest income after provision for loan losses	3,645	242	3,887

Non-interest income:
Customer service fees	270	31	301
Gain on loan origination and sale activities, net (1)	-	1,800	1,800
Mortgage servicing fees, net	(68)	402	334
Other	144	82	226
Total non-interest income	346	2,315	2,661

Non-interest expenses:
Salaries and employee benefits	1,636	2,800	4,436
Occupancy and equipment	400	299	699
Other non-interest expenses	1,069	794	1,863
Total non-interest expenses	3,105	3,893	6,998

Income (loss) before income taxes and elimination of inter-segment profit	$886	$(1,336)	(450)

Elimination of inter-segment profit			(253)
Loss before income taxes			(703)

Income tax provision			4
Net loss			$(707)

Total Assets March 31, 2018	$473,513	$60,023	$533,536

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                               Member FDIC • Member DIF

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Three Months Ended March 31,
	2019	2018

Return on average assets: (1)	(0.03%)	(0.53%)

Return on average equity: (1)	(0.26%)	(3.48%)

Net interest margin	3.04%	3.20%

Non-interest income to total income:	36.20%	33.75%

Efficiency ratio:	101.12%	109.51%

Tier 1 capital to average assets (2)	13.22%	15.52%

Nonperforming assets as a percentage of total assets	0.48%	0.42%

Allowance for loan losses as a percentage of total loans (3)	0.88%	0.93%

Allowance for loan losses as a percentage of non-performing loans	150.30%	171.99%

Tangible book value per share	13.29	13.23

(1)	Annualized for quarterly periods presented
(2)	Average assets calculated on a quarterly basis for all periods presented
(3)	Total loans excludes loans held for sale but includes net deferred loan costs and fees